Exhibit 21
INFORMATION REGARDING SUBSIDIARIES AND VARIABLE INTEREST ENTITIES OF THE REGISTRANT

Name Under Which Subsidiary Does Business	Jurisdiction of Organization
MediaCo Holding Inc.	IN
MediaCo WQHT License LLC	IN
MediaCo WBLS License LLC	IN
MediaCo Operations LLC	DE
Estrella Broadcasting, Inc.*	DE
Estrella Media Holdings, Inc.*	DE
Estrella Media Intermediate Holdings, Inc.*	DE
Estrella Radio Broadcasting of Houston LLC*	DE
Estrella Radio License of Houston LLC*	DE
Estrella Television of Houston LLC*	DE
Estrella Television License of Houston LLC*	DE
Estrella Radio Broadcasting of Dallas LLC*	DE
Estrella Radio License of Dallas LLC*	DE
Estrella Television of Dallas LLC*	DE
Estrella Television License of Dallas LLC*	DE
Estrella Media, Inc.*	CA
Estrella Studios LLC*	CA
Agua Fresca Studios LLC*	CA
Estrella Media Music Entertainment LLC*	CA
Estrella Radio Broadcasting of California LLC*	CA
Estrella Radio License of California LLC*	CA
Estrella Television LLC*	CA
Estrella KRCA Television LLC*	CA
Estrella Television License LLC*	CA

* Variable Interest Entity